Exhibit 5.1

                             Hofheimer Nusbaum, P.C.
                         Attorneys and Counselors at Law

                               999 Waterside Drive
                               1700 Dominion Tower
                             Norfolk, Virginia 23510


                                 April 28, 2000


Dollar Tree Stores, Inc.
500 Volvo Parkway
Virginia Beach, VA 23320

     Re:  Public Offering

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the filing of a Registration Statement on Form S-3 on the date hereof (the "Registration
Statement"), under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of 1,800,000 shares of Common Stock of Dollar Tree Stores, Inc., a Virginia corporation (the "Shares") to be issued pursuant to that certain Merger Agreement (the "Merger Agreement") dated April 5, 200 among the Company, Dollar Express, Inc., the shareholders of Dollar Express, Inc., and DT Keystone, Inc. in the event the transactions contemplated therein are consummated. A copy of the Merger Agreement was filed by the Company as Exhibit
2.1 to its Form 8-K filed April 11, 2000 with the Securities and Exchange Commission.

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and, based thereon, we are of the opinion that the Merger Shares, when converted in the manner described in the Merger Agreement (including all exhibits thereto) and in compliance with the Act and applicable state Blue Sky laws, will be duly and validly authorized, issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated under the Act.


                                            Very truly yours,

                                            /s/ HOFHEIMER NUSBAUM, P.C.